                                                                   EXHIBIT 10.6


                               EXCHANGE AGREEMENT

         This EXCHANGE AGREEMENT (this "Agreement"), dated on November 9, 2001, is by and between Dynegy Inc., an Illinois corporation ("Dynegy"), and Enron Corp., an Oregon corporation ("Enron").

         A. Merger Agreement. Concurrently with the execution of this Agreement, Dynegy, Stanford, Inc., a Delaware corporation, Badin, Inc., an Oregon corporation, Sorin, Inc., an Illinois corporation, and Enron entered into an Agreement and Plan of Merger (the "Merger Agreement").

         NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. Definitions. In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below (and grammatical variations of such terms shall have corresponding meanings):

         "Authorization" shall mean any and all permits, licenses, authorizations, orders, certificates, registrations or other approvals granted by any Governmental Authority.

         "Certificate of Designations" means the Certificate of Designations of the NNGC Preferred Stock.

         "Dynegy Acquisition Proposal" shall have the meaning assigned to such term in the Merger Agreement.

         "Dynegy Exchange Event" means a termination of the Merger Agreement pursuant to any of (i) Section 9.2(b) thereof after a public announcement of an Enron Acquisition Proposal whether or not the Enron Acquisition Proposal is still pending or has been consummated, (ii) Section 9.3(c) thereof or (iii)
Section 9.4(b) thereof.

         "Dynegy Exchange Option" has the meaning specified in Section 2.1 hereof.

         "Enron Acquisition Proposal" shall have the meaning assigned to such term in the Merger Agreement.

         "Enron Common Stock" means the common stock, no par value, of Enron.

         "Enron Exchange Event" means a termination of the Merger Agreement pursuant to any of (i) Section 9.2(c) after a public announcement of a Dynegy Acquisition Proposal whether or not the Dynegy Acquisition Proposal is still pending or has been consummated, (ii) Section 9.3(b) thereof or (iii) Section 9.4(c) thereof.

         "Enron Exchange Option" has the meaning specified in Section 2.2 hereof.

         "Enron Merger Ratio" has the meaning specified in Section 4.1 of the Merger Agreement.

         "Exchange Option Ratio" has the meaning specified in Section 2.3 hereof.

         "NNGC" means Northern Natural Gas Corporation, a Delaware corporation.

         "NNGC Preferred Stock" means the Series A Preferred Stock, par value $.01 per share, of NNGC.

         "Governmental Agency" means any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body.

         "Governmental Authority" shall mean any Governmental Agency (other than a court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Law" shall mean all laws, statutes and ordinances of the United States, any state of the United States, any foreign country, any foreign state and any political subdivision thereof, including all decisions of courts having the effect of law in each such jurisdiction.

         "Material Adverse Effect" shall have the meaning ascribed to such term in the Merger Agreement.

         "Merger" shall have the meaning ascribed to such term in the Merger Agreement.

         "Option" shall have the meaning ascribed to such term in the Option Agreement.

         "Option Agreement" means the Option Agreement, dated as of the date hereof, among CGNN Holding Company, Inc., a Delaware corporation, MCTJ Holding Co. LLC, a Delaware limited liability company, Enron and Dynegy Holdings, Inc., a Delaware corporation.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, between Enron and Dynegy.

         "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of Law or of any rule or regulation of any self-regulatory organization.

         Section 1.2. Interpretations Not Affected by Headings. The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof," "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof.

         Section 1.3. Rules of Construction. Unless otherwise specifically indicated or the context otherwise requires, (a) all references to "dollars" or "$" mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) "include," "includes" and "including" shall be deemed to be followed by the words "without limitation."

                                   ARTICLE II
                                EXCHANGE OPTIONS

         Section 2.1. Dynegy Exchange Event. Upon the terms and subject to the conditions of this Agreement, Dynegy shall have the option (the "Dynegy Exchange Option") to exchange all, but not less than all, of its NNGC Preferred Stock for shares of Enron Common Stock, exercisable at any time during the period of 90 days commencing on the date of the occurrence of a Dynegy Exchange Event by giving written notice of such exercise to Enron.

         Section 2.2. Enron Exchange Event. Upon the terms and subject to the conditions of this Agreement, Enron shall have the option (the "Enron Exchange Option") to require Dynegy to exchange all, but not less than all, of its NNGC Preferred Stock for shares of Enron Common Stock, exercisable at any time during the period of 15 days commencing on the date of the occurrence of a Enron Exchange Event by giving written notice of such exercise to Dynegy.

         Section 2.3. Exchange Option Ratio. Upon exercise of either the Dynegy Exchange Option or the Enron Exchange Option, each share of NNGC Preferred Stock shall be exchanged for a number of shares of Enron Common Stock determined by multiplying (a) the quotient obtained by dividing $1,500,000 plus all accrued and unpaid dividends thereon (whether or not declared and whether or not NNGC has funds legally available for the payment of dividends) by $8.86 by (b) a fraction, the numerator of which is the Enron Merger Ratio as in effect on the date of the Merger Agreement and the denominator of which is the Enron Merger Ratio in effect at the time of the termination of the Merger Agreement (the "Exchange Option Ratio").

         Section 2.4. Notice; Closing Location. If Dynegy wishes to exercise the Dynegy Exchange Option, it shall send a written notice (the date of which being herein referred to as the "Dynegy Notice Date") to Enron specifying a date (as it may be extended from time to time, the "Dynegy Closing Date") not earlier than three Business Days nor later than 10 Business Days from the Dynegy Notice Date for the closing of the exchange pursuant to the Dynegy Exchange Option (the "Dynegy Closing"). The Dynegy Closing will take place at the offices of Vinson & Elkins, L.L.P., 1001 Fannin Street, Houston, Texas 77002.

         Section 2.5. Notice; Closing Location. If Enron wishes to exercise the Enron Exchange Option, it shall send a written notice (the date of which being herein referred to as the "Enron Notice Date") to Dynegy specifying a date (as it may be extended from time to time, the "Enron Closing Date") not earlier than three Business Days nor later than 10 Business Days from the Enron Notice Date for the closing of the exchange pursuant to the Enron Exchange Option (the "Enron Closing"). The Enron Closing will take place at the offices of Vinson & Elkins, L.L.P., 1001 Fannin Street, Houston, Texas 77002.

         Section 2.6. Extension. If either a Dynegy Closing or a Enron Closing (each, a "Closing") cannot be effected by reason of the application of any Law, Regulation or Order, the Dynegy Closing Date or Enron Closing Date, as the case may be, shall be extended to not later than the tenth Business Day following the expiration or termination of the restriction imposed by such Law, Regulation or Order. Without limiting the foregoing, if prior notification to, or Authorization of, any Governmental Authority is required in connection with the exercise of the Dynegy Exchange Option or the Enron Exchange Option, as the case may be, by virtue of the application of such Law, Regulation or Order, Dynegy and Enron shall promptly file the required notice or application for Authorization and Dynegy and Enron shall expeditiously process the same.

         Section 2.7. Exchange of Certificates. At any Closing, upon the satisfaction of the conditions set forth in Article VI, Dynegy shall deliver the certificates representing the shares of NNGC Preferred Stock to Enron, duly endorsed by the registered holder thereof either in blank or to Enron, and Enron shall issue to Dynegy, the shares of Enron Common Stock issuable pursuant to
Section 2.3. The shares of Enron Common Stock to be issued shall be evidenced by certificates registered in the name of Dynegy.

         Section 2.8. Transfer of Dynegy Exchange Option. If at any time Dynegy has the right to exercise the Dynegy Exchange Option and the conditions specified in Section 6.1 have not been satisfied, Dynegy will have the right to assign its rights under this Agreement to any third party, provided that (i) such assignee assumes all of Dynegy's obligations under this Agreement and (ii) Dynegy shall have concurrently with such assignment transferred all of Dynegy's NNGC Preferred Stock to such assignee.

         Section 2.9. Make-Whole Right. In the event that Dynegy is prevented from receiving Enron Common Stock following an exercise of either the Dynegy Exchange Option or the Enron Exchange Option, as the case may be, by reason of the failure, after the good faith efforts of both Enron and Dynegy, to satisfy the conditions for the issuance of Enron Common Stock to Dynegy specified in
Section 6.1 hereof, Enron shall, as promptly as practicable, take all such action as may be necessary to:

                           (i) create a class of preferred stock of Enron (the
                  "Enron Preferred Stock") that (A) would be non-voting, (B) would convert to Enron Common Stock upon a transfer of the Enron Preferred Stock to any party or parties as to which the conditions specified in Section 6.1 would be satisfied with respect to the Enron Common Stock to be received by any such party, (C) would not vote, separately as a class, with respect to any merger, share exchange or other business combination,
                  (D) would participate pari passu with the Enron Common Stock with respect to dividends and upon liquidation and (E) would otherwise have such terms as would allow the Enron Preferred Stock to have, as nearly as possible taking into account legal and regulatory constraints, the same economic terms as the Enron Common Stock,

                           (ii) issue such number of shares of Enron Preferred
                  Stock to Dynegy in exchange for all of its NNGC Preferred Stock as would, taking into account the conversion ratio with respect to such shares of Enron Preferred Stock, provide for the issuance of an aggregate number of shares of Enron Common Stock as would equal the aggregate number of shares of Enron Common Stock that Dynegy would have been entitled to receive, based on the Exchange Option Ratio, had it received Enron Common Stock upon exercise of the Dynegy Exchange Option,

                           (iii) amend the Registration Rights Agreement to
                  treat the Enron Preferred Stock as if it were Registrable Common Stock (as defined in the Registration Rights Agreement), and

                           (iv) if necessary to allow for the conversion of the
                  Enron Preferred Stock into Enron Common Stock in accordance with the stockholder approval requirements of the NYSE, submit to its stockholders for approval, with the favorable recommendation of the Board of Directors, the issuance of the Enron Common Stock issuable upon conversion of the Enron Preferred Stock;

provided, however, that in the event that the conditions specified in Section
6.1 have not been satisfied after a period of 12 months following the date of the exercise of the Dynegy Exchange Right, Dynegy shall have the right to elect, by written notice to Enron, to either (i) withdraw its exercise of the Dynegy Exchange Right and thereafter exercise its rights under the Option Agreement or
(ii) receive consideration from Enron (which may be, at the election of Enron, in the form of cash, assets or securities, or some combination thereof) that would have the same economic value as the Enron Common Stock that Dynegy would have received at the time of its exercise of the Dynegy Exchange Option if the Enron Common Stock had been issued to Dynegy as of the first anniversary date of such exercise and Dynegy had immediately sold such Enron Common Stock on the New York Stock Exchange or other national securities market (without discount to the then public trading price of Enron's Common Stock). In the event an Enron Acquisition Proposal is consummated, the surviving party shall be under the same obligation as Enron to substitute for shares of Enron Common Stock (or Enron Preferred Stock) the number of shares of acquiror common stock (or preferred stock of the acquiring company) that would have been received had Dynegy been able to receive the Enron Common Stock upon a Dynegy Exchange Option or an Enron Exchange Option, but for the failure to satisfy the conditions of Section 6.1.

         Section 2.10. Termination of Exchange Options. The Enron Exchange Option and the Dynegy Exchange Option shall terminate upon any of (i) the consummation of the Merger, (ii) the exercise of the Option or (iii) the redemption of all outstanding shares of NNGC Preferred Stock pursuant to the Certificate of Designation.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF ENRON

         Enron hereby represents and warrants to Dynegy as follows:

         Section 3.1. Existence. Enron is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and has full corporate power and authority to conduct its business and own and operate its properties as now conducted, owned and operated.

         Section 3.2. Authorization and Enforceability; Issuance of Enron Common Stock.

         (a) Enron has the full power and authority and has taken all required corporate and other action necessary to authorize and permit Enron to execute and deliver this Agreement and to carry out the terms hereof and to issue and deliver Enron Common Stock, and none of such actions will violate any provision of Enron's Articles of Incorporation or Bylaws or any applicable law, regulation, order, judgment or decree or rule of any stock exchange where the Enron Common Stock is listed, or result in the breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any agreement, instrument or understanding to which Enron is a party or by which it is bound. This Agreement constitutes a legal, valid and binding obligation of Enron, enforceable against Enron in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor's rights generally and (ii) general principles of equity.

                  (b) The shares of Enron Common Stock that may be issued pursuant to this Agreement have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued and outstanding and will be fully paid and nonassessable.

                  (c) The issuance and delivery of the shares of Enron Common Stock that may be issued pursuant to this Agreement are not subject to any preemptive right of any stockholder of Enron or to any right of first refusal or other similar right in favor of any person which has not been waived and will not require the approval of holders of Enron Common Stock or any other class of Enron capital stock.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF DYNEGY

         Dynegy hereby represents and warrants to Enron as follows:

         Section 4.1. Existence. Dynegy is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has full power and authority to conduct its business and own and operate its properties as now conducted, owned and operated.

         Section 4.2. Authorization and Enforceability. Dynegy has the full power and authority and has taken all action necessary to permit Dynegy to execute and deliver this Agreement and to carry out the terms hereof and thereof, and none of such actions will violate any provision of Dynegy's Certificate of Incorporation or Bylaws or any applicable law, regulation, order, judgment or decree or rule, or result in the breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, any agreement, instrument or understanding to which Dynegy is a party or by which it is bound. This Agreement constitutes a legal, valid and binding obligation of Dynegy, enforceable against Dynegy in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor's rights generally and (ii) general principles of equity.

         Section 4.3. Investment Intent of Dynegy. Dynegy is acquiring the Enron Common Stock for its own account for investment and not with a view to distribution.

         Section 4.4. Status of Shares. Dynegy has been informed by Enron that the shares of Enron Common Stock that may be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering. Enron may place a restriction legend on the certificates representing the shares of Enron Common Stock reflecting the foregoing restrictions.

         Section 4.5. Sophistication and Financial Condition; Information. Dynegy represents and warrants to Enron that it considers itself to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the shares of Enron Common Stock. Dynegy is able to bear the economic risk of this investment regarding Enron, is able to hold the shares of Enron Common Stock indefinitely and has a sufficient net worth to sustain a loss of its entire investment in Enron in the event such loss should occur. Dynegy (a) has been furnished with such information about Enron and the shares of Enron Common Stock as it has requested, (b) has made its own independent inquiry and investigation into, and based thereon, has formed an independent judgment concerning Enron and the shares of Enron Common Stock and
(c) is an "accredited" investor within the meaning of Regulation D of the Securities Act, as currently in effect.

                                    ARTICLE V
                                    COVENANTS

         Section 5.1. Enron Reservation of Enron Stock. Enron shall at all times reserve and keep available out of its authorized but unissued shares of Enron Common Stock, solely for the purposes of issuance upon exchange of the NNGC Preferred Stock in accordance with this Agreement, such number of shares of Enron Common Stock as are issuable upon the exchange of all outstanding shares of the NNGC Preferred Stock pursuant to this Agreement. All shares of Enron Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. Enron shall take all such commercially reasonable actions as may be reasonably necessary to assure that all such shares of Enron Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Enron Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by Enron upon issuance).

         Section 5.2. Filings; Commercially Reasonable Best Efforts, Etc.

                  (a) Subject to the terms and conditions herein provided, Enron and Dynegy shall:

                           (i) make their respective required filings under the HSR Act (and shall share equally all filing fees incident thereto), which filings shall be made promptly, and thereafter shall promptly make any other required submissions under the HSR Act;

                           (ii) make their respective filings, and obtain the consents, approvals, permits or authorizations, required to be made or obtained prior to the Closing with or from any governmental or regulatory authorities of the United States, the several states and non-U.S. jurisdictions (other than with respect to any applicable non-U.S. competition, antitrust or premerger notification laws (the "Non-U.S. Antitrust Laws"));

                           (iii) use their commercially reasonable best efforts to cooperate with one another in (A) determining which filings are advisable to be made with, and which consents, approvals, permits or authorizations are required to be obtained from, governmental or regulatory authorities under the Non-U.S. Antitrust Laws in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement and the transactions contemplated hereby; and (B) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations;

                           (iv) promptly notify each other of any communication concerning this Agreement or the transactions contemplated hereby to that party from any governmental or regulatory authority and permit the other party to review in advance any proposed communication concerning this Agreement or the transactions contemplated hereby to any governmental or regulatory authority;

                           (v) not agree to participate in any meeting or discussion with any governmental or regulatory authority in respect of any filings, investigation or other inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such governmental or regulatory authority, gives the other party the opportunity to attend and participate in such meeting or discussion;

                           (vi) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their subsidiaries and their respective representatives on the one hand, and any government or regulatory authority or members or any such authority's staff on the other hand, with respect to this Agreement and the transactions contemplated hereby; and

                           (vii) furnish the other party with such necessary information and reasonable assistance as such other party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including, without limitation, any filings necessary or appropriate under the provisions of the HSR Act or any applicable Non-U.S. Antitrust Laws.

                  (b) Without limiting Section 5.2(a), Enron and Dynegy shall:

                           (i) each use commercially reasonable best efforts to avoid the entry of, or to have vacated, terminated or modified, any decree, order or judgment that would restrain, prevent or delay the consummation of the transactions contemplated by this Agreement; and

                           (ii) each use commercially reasonable best efforts to take any and all steps necessary to obtain any consents or eliminate any impediments to the consummation of the transactions contemplated by this Agreement.

                  (c) Nothing in this Agreement shall require either Dynegy or Enron to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, whether prior to or after the consummation of the transactions contemplated by this Agreement, or to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations or to remove any impediments to the consummation of the transactions contemplated by this Agreement relating to competition, antitrust or premerger notification laws or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to competition, antitrust or premerger notification laws.

         Section 5.3. Listing Application. Enron shall promptly prepare and submit to the New York Stock Exchange ("NYSE") a listing application covering the shares of Enron Common Stock issuable pursuant to the exercise of the Enron Exchange Option and the Dynegy Exchange Option and shall use commercially reasonable best efforts to obtain, prior to the exercise of the Enron Exchange Option or the Dynegy Exchange Option, approval for the listing of such shares of Enron Common Stock on the NYSE, subject to official notice of issuance.

         Section 5.4. Enron Acquisition Proposals. Enron shall not enter into any agreement in respect of a Enron Acquisition Proposal unless in such agreement the parties thereto expressly acknowledge and affirm the obligations of Enron under this Agreement and the surviving party in such transaction expressly assumes such obligations.

                                   ARTICLE VI
                                   CONDITIONS

         Section 6.1. Conditions to Enron's and Dynegy's Obligations. The obligations of Enron and Dynegy to complete the exchange of NNGC Common Stock for shares of Enron Common Stock upon the exercise of the Enron Exchange Option or the Dynegy Exchange Option shall be subject to the fulfillment of the following conditions:

                  (a) (i) Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, (ii) if required by law, approval of the FERC with respect to the consummation of the transactions contemplated by this Agreement under Section 203 of the Federal Power Act shall have been granted, (iii) the Securities and Exchange Commission shall have taken all necessary action under
Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), and the exemptions of Enron and Dynegy from the provisions of the 1935 Act other than Section 9(a)(2) will not change as a result of the consummation of the transactions contemplated by this Agreement (provided that each party will be entitled to waive satisfaction of this condition with respect to the application of this condition to it), (iv) there shall not be pending or threatened in writing any claim, proceeding or action by an agency of the government of the United States, of the United Kingdom or of the European Union seeking to restrain, prohibit or rescind any transactions contemplated by this Agreement as an actual or threatened violation of the HSR Act, Non-U.S. Antitrust Laws or other antitrust, competition or premerger notification, trade regulation law, regulation or order, as applicable, or seeking to penalize a party for completing any such transaction which in any of such cases is, in the reasonable judgment of either Enron or Dynegy, reasonably likely to have a Material Adverse Effect on Enron or Dynegy, (v) in the event of any review by the U.K. Office of Fair Trading or, if applicable, the U.K. Secretary of State for Trade and Industry, indications reasonably satisfactory to each of Enron and Dynegy that the consummation of the transactions contemplated by this Agreement will not be referred to the Competition Commission shall have been received or, if the consummation of the transactions contemplated by this Agreement are referred to the Competition Commission, indications reasonably satisfactory to each of Enron and Dynegy that the consummation of the transactions contemplated by this Agreement can proceed, (vi) any mandatory waiting period under any applicable Non-U.S. Antitrust Laws (where the failure to observe such waiting period referred to in this clause (vi) would, in the reasonable judgment of either Dynegy or Enron, be reasonably likely to have a Material Adverse Effect on Enron or Dynegy) shall have expired or been terminated, (vii) all consents, approvals, permits and authorizations referred to in Section 5.2(a)(ii) and (iii) shall have been obtained, and no such consent, approval, permit or authorization shall impose or contain terms or conditions that would, in the reasonable judgment of either Enron or Dynegy, be reasonably likely to have a Material Adverse Effect on Enron or Dynegy, and
(viii) there shall not have been a final or preliminary administrative order denying approval of or prohibiting the transactions contemplated by this Agreement issued by a governmental authority with jurisdiction to enforce applicable Non-U.S. Antitrust Laws, which order is, in the reasonable judgment of either Enron or Dynegy, reasonably likely to have a Material Adverse Effect on Enron or Dynegy.

                  (b) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated hereby issued by a court of competent jurisdiction of (i) the United States or any state or other jurisdiction in the United States, (ii) the European Union or any member state thereof or Canada or (iii) any other jurisdiction (the "Other Non-U.S. Jurisdictions"); provided, however, that, prior to invoking this condition, each party shall have complied with Section 5.2, and with respect to other matters not covered by Section 5.2, shall have used its commercially reasonable best efforts to have any such decree, order or injunction lifted or vacated; and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the transactions contemplated by this Agreement; provided, further, that, with respect to any decree, order, injunction, statute, rule or regulation of any Other Non-U.S. Jurisdiction, noncompliance with such decree, order, injunction, statute, rule or regulation would, in the reasonable judgement of either Dynegy or Enron, be reasonably likely to have a Material Adverse Effect on Enron or Dynegy.

                  (c) The shares of Enron Common Stock to be issued pursuant to the exercise of the Enron Exchange Option or the Dynegy Exchange Option shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                                  ARTICLE VII
                               GENERAL PROVISIONS

         Section 7.1. Notices. Except as otherwise provided herein, any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), or hand delivery, addressed as follows:

                  (a) if to Enron:

                      Enron Corp.
                      1400 Smith Street
                      Houston, Texas  77002
                      Attention:  General Counsel
                      Facsimile:  (713) 853-3129
                      with a copy to:

                      Vinson & Elkins L.L.P.
                      1001 Fannin, Suite 2300
                      Houston, Texas 77002-6760
                      Attention:  Thomas P. Mason, Esq.
                      Facsimile:  (713) 758-2346

                  (b) if to Dynegy:

                      Dynegy Inc.
                      1000 Louisiana, Suite 5800
                      Houston, Texas  77002
                      Attention: General Counsel
                      Facsimile:  (713) 507-6808

                      with a copy to:

                      Baker Botts L.L.P.
                      One Shell Plaza
                      910 Louisiana
                      Houston, Texas 77002-4995
                      Attention:  R. Joel Swanson, Esq.
                                  J. David Kirkland, Jr., Esq.
                      Facsimile:  (713) 229-1522

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         Section 7.2. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) unless the following conditions are satisfied: (a) the other party hereto consents in writing to the assignment, and (b) in the case of an assignment by Dynegy, (i) such assignee assumes all of Dynegy's obligations under this Agreement and (ii) Dynegy shall have concurrently with such assignment transferred all of its NNGC Preferred Stock to such assignee. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 7.3. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         Section 7.4. Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its rules of conflicts of laws.

         Section 7.6. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         Section 7.7. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         Section 7.8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 7.9. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 7.10. No Special Damages. IN NO EVENT SHALL ANY PARTY BE LIABLE IN RESPECT OF THIS AGREEMENT FOR EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                     DYNEGY INC.



                                     By: /s/ HUGH A. TARPLEY
                                        ---------------------------------------
                                     Name:   Hugh A. Tarpley
                                     Title:  Executive Vice President

                                     ENRON CORP.



                                     By: /s/ RAYMOND M. BOWEN, JR.
                                        ---------------------------------------
                                     Name:   Raymond M. Bowen, Jr.
                                     Title:  Executive Vice President --
                                             Finance and Treasurer